SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )
Check the appropriate box:
( )  Preliminary Proxy Statement
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                         REEBOK INTERNATIONAL LTD.
             (Name of Registrant as Specified In Its Charter)
                         REEBOK INTERNATIONAL LTD.
                (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
(X)  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
     14a-6(j)(2).
( ) $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
( )  Fee computed on table below per Exchange Act Rules 14a-
     6(i)(4) and 0-11.
     1) Title of each class of securities to which transaction applies:
     2) Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     4)  Proposed maximum aggregate value of transaction:

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing>
     1)  Amount Previously Paid:
     2)  Form, Schedule or Registration Statement No.:
     3)  Filing Party:
     4)  Date Filed:

                         REEBOK INTERNATIONAL LTD.
                        100 Technology Center Drive
                      Stoughton, Massachusetts  02072


                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                May 2, 1995


     Notice is hereby given that the Annual Meeting of Shareholders of Reebok International Ltd. will be held at Silver
Auditorium, Sachar International Center, Brandeis University, 415
South Street, Waltham, Massachusetts at 10:00 a.m. local time on Tuesday, May 2, 1995 for the following purposes:

     1. To elect four Class II members of the Board of Directors.

     2. To transact any other business that may properly come before the Meeting or any adjournment thereof.

     Stockholders of record at the close of business on March 15, 1995 are entitled to notice of and to vote at the Meeting and any adjournment thereof.

     If you are unable to be present in person, please sign and date the enclosed proxy and return it promptly in the enclosed envelope.

                               By Order of the Board of Directors



                               JOHN E. BEARD
                               Clerk

March 30, 1995

                      ANNUAL MEETING OF SHAREHOLDERS

                                May 2, 1995

                              PROXY STATEMENT


     The enclosed proxy is solicited on behalf of the Board of Directors of Reebok International Ltd. ("Reebok" or the "Company") to be voted at the Annual Meeting of Shareholders to be held on May 2, 1995 or at any adjournment thereof (the "Meeting"). The cost of solicitation of proxies on behalf of the Company's management will be borne by Reebok. Directors, officers and employees of Reebok may also solicit proxies by telephone, telegraph or personal interview. Reebok will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials on behalf of the Company's management to the beneficial owners of shares.

     Only shareholders of record at the close of business on March 15, 1995 are entitled to notice of and to vote at the Meeting. There were 80,885,375 shares of the Company's common stock, $.01 par value per share ("Common Stock"), outstanding on that date, each of which is entitled to one vote. Under the by-laws of the Company, a majority of the shares of Common Stock issued and outstanding and entitled to vote will constitute a quorum for the Meeting. If a quorum is present, the four nominees for director who receive the greatest number of votes properly cast (or a plurality of the votes) will be elected directors. Votes cast by proxy or in person at the Annual Meeting will be counted by persons selected by the Company to act as election inspectors for the Meeting.

     The election inspectors will count shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions and "broker non-votes" (i.e., shares represented at the Meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matters for purposes of determining the presence of a quorum, but neither proxies that withhold authority (without naming an alternative nominee), abstentions nor broker non-votes will be counted as votes cast at the Annual Meeting. Such proxies therefore will have no effect on the outcome of voting with respect to the election of directors at the meeting.

     Shares represented by proxies in the form enclosed, if properly executed and returned and not revoked, will be voted at the Meeting. To be voted, proxies must be filed with the Clerk prior to voting. Proxies may be revoked at any time before exercise by filing a notice of such revocation with the Clerk. Proxies will be voted as specified by the shareholders. Where specific choices are not indicated, proxies will be voted FOR the election of all of the nominees for director identified below and in the discretion of the named proxies as to any other matter that may come before the meeting or any adjournments thereof.

     The Annual Report to Shareholders for Reebok's fiscal year ended December 31, 1994 has been mailed with this Proxy Statement. This Proxy Statement and the enclosed proxy were mailed to shareholders on the same date as the date of the Notice of Annual Meeting. The principal executive offices of Reebok are located at 100 Technology Center Drive, Stoughton, Massachusetts 02072.

                           ELECTION OF DIRECTORS

     Pursuant to the provisions of Section 50A of Chapter 156B of the Massachusetts General Laws, the Board of Directors is divided into three classes, having staggered terms of three years each. Under Section 50A and the by-laws of the Company, the Board of Directors may determine the total number of directors and the number of directors to be elected at any Annual Meeting of Shareholders or Special Meeting in lieu thereof. The Board of Directors has fixed at twelve the total number of directors and has fixed at four the number of directors to be elected at the 1995 Annual Meeting. Of the current total of twelve directors, four Class I directors have terms expiring at the 1997 Annual Meeting, four Class III directors have terms expiring at the 1996 Annual Meeting, and four Class II directors have terms expiring at the 1995 Annual Meeting. The four directors whose terms expire at the 1995 Annual Meeting have been nominated by the Board of Directors for reelection at such meeting. Each Class II director elected at the 1995 Annual Meeting will serve until the 1998 Annual Meeting of Shareholders or Special Meeting in lieu thereof, and until that director's successor is elected and qualified.

Information With Respect to Nominees

     Unless authority is withheld, proxies in the accompanying form will be voted in favor of electing as Class II directors, to hold office until the Annual Meeting of Shareholders in 1998 or Special Meeting in lieu thereof, and until their respective successors are elected and qualified, the four persons identified in the table below. If the proxy is executed in such a manner as to withhold authority to vote for one or more nominees for director, such instructions will be followed by the persons named as proxies.

     All of the nominees for director are now Class II members of the Board of Directors. The Company has no reason to believe that any of the nominees will be unable to serve. In the event that any nominee should not be available, the persons named in the proxy will vote for the others and may vote for a substitute for such nominee.

     Listed below are the nominees for Class II director, with information showing the business experience and current public directorships, if any, of each, the age of each and the year each was first elected a director of the Company.


                         Business Experience and         Director
     Name                Current Directorships      Age     since

Paul R. Duncan ..........Executive Vice President    54      1989
                         (since 1990) and Chief
                         Financial Officer (since
                         1985) of the Company; Senior
                         Vice President of the Company
                         (1985-1990); Director of BGS
                         Systems, Inc., a computer
                         software development company;
                         Director of Cabletron Systems,
                         Inc., a computer networking
                         company.

William F. Glavin .......President, Babson College    62     1994
                         (since 1989); Director of
                         INCO Ltd., a producer of
                         of primary metals, alloys and
                         engineered products;
                         Director of The Caldor Corporation,
                         a discount retailer; and
                         Director of John Hancock Mutual
                         Funds, Inc., a mutual fund company.

Richard G. Lesser .......Executive Vice President     60     1988
                         and Chief Operating Officer
                         of TJX Companies, Inc., an
                         off-price specialty apparel
                         retailer.

William M. Marcus .......Executive Vice President,    57     1981
                         Treasurer and Director
                         of American Biltrite Inc.,
                         a manufacturer of flooring
                         and tape products; Director
                         of Congoleum Corp., a
                         vinyl and tile flooring company.

     Class III members of the Board of Directors having terms of office expiring at the 1996 Annual Meeting of Shareholders are as follows:
                         Business Experience and         Director
     Name                Current Directorships      Age     since

Paul B. Fireman .........Chief Executive Officer     51      1979
                         (since 1979) and Chairman
                         of the Board of Directors
                         of the Company; President
                         of the Company (from 1979 to
                         March 1987 and since December
                         1989); Director of Abiomed,
                         Inc., a manufacturer of
                         medical devices.

Daniel E. Gill ..........Chairman and Chief Executive  58    1992
                         Officer and Director
                         of Bausch & Lomb, a health
                         care and optics company;
                         Director of Frontier
                         Corporation, a public
                         utility.

Robert Meers ............Executive Vice President of  51     1993
                         the Company with responsibility,
                         as President, for the
                         Company's Specialty Business
                         Group (since February 1994);
                         President, Reebok Division
                         U.S. Operations (from
                         November 1990 to January 1994)
                         and Canadian Operations
                         (January 1993 to January 1994);
                         Senior Vice President,
                         Sales and Marketing
                         of the Company
                         (July 1990 to November
                         1990); Senior Vice
                         President, Sales of The
                         Rockport Company, Inc. (from
                         December 1988 to July 1990).

Bertram M. Lee, Sr. .....Chairman of the Board of    56      1990
                         BML Associates Inc., a
                         holding company;
                         Chairman and
                         Treasurer of Albimar
                         Communications Co., a
                         broadcast communications
                         company; and President
                         of KELLEE Communications
                         Group, a pay telephone
                         company.

          Class I members of the Board of Directors having terms of office expiring at the 1997 Annual Meeting of Shareholders are as follows:

                         Business Experience and         Director
     Name                Current Directorships      Age     since


Jill Elikann Barad ......President, Chief Operating  43      1992
                         Officer (since July 1992)
                         and a Director (since November
                         1991) of Mattel, Inc., a toy
                         company; President-Mattel USA
                         (from 1990 to July 1992);
                         President-girls and activity
                         toys division of Mattel, Inc.
                         (1989 to 1990); Director of
                          Bank of America.

John H. Duerden .........Executive Vice President of 54      1991
                         the Company (since February
                         1994); Joint President
                         and Chief Operations
                         Officer of the
                         Reebok Division (since
                         September 1994);
                         President, International
                         Operations, Reebok Division
                         of the Company (from September
                         1992 to January 1994 and from
                         October 1988 to February 1990);
                         President of the Reebok Division
                         of the Company (February 1990 to
                         September 1992); Director of
                         Sunglass Hut International, a
                         retailer of sunglasses.

Geoffrey Nunes ..........Senior Vice President and   64      1986
                         General Counsel, Millipore
                         Corporation, a leader in
                         the field of separation
                         technology.

John A. Quelch ..........Sebastian S. Kresge Professor    43
1985
                         of Marketing at the Graduate
                         School of Business
                         Administration, Harvard University;
                         Director of WPP Group
                         plc, a multi-national
                         marketing services company; Director
                         of U.S. Office Products Company, an
                         office equipment company.


     During 1994, the Board of Directors held five meetings. All of the directors attended at least 75% of the Board and relevant committee meetings during 1994. For information on compensation of Directors, see "Compensation of Directors" below.

     The Audit Committee, composed of Messrs. Quelch, Lee, Lesser and Marcus, held three meetings during 1994. The Audit Committee recommends to the Board of Directors the independent public accountants to be engaged by the Company; reviews with such accountants and management the Company's internal accounting procedures and controls; and reviews with such accountants the scope and results of their audit of the consolidated financial statements of the Company.

     The Compensation Committee, composed of Messrs. Nunes and Gill and Ms. Barad, administers the Company's stock option and compensation plans, sets compensation for the Chief Executive Officer, reviews the compensation of the other executive officers and provides recommendations to the Board regarding compensation matters. The Compensation Committee held two meetings during 1994.

     The Board of Directors established a new committee on March 7, 1995, tentatively called the Board Affairs Committee, which is composed of Messrs. Glavin, Lesser and Nunes. This Committee is responsible for considering Board governance issues and will assume the responsibility, previously held by the Compensation Committee, for recommending individuals to serve as directors of the Company and considering nominees recommended by security holders. Recommendations by security holders should be submitted in writing to the Board Affairs Committee, in care of the President of the Company.

     The Executive Committee, composed of Messrs. Fireman, Duncan and Nunes, did not meet during 1994.

Compensation of Directors

     During 1994, each director who was not an officer or employee of the Company received $25,000 annually, plus $2,000 for each committee chairmanship held and $2,000 for each directors' meeting and $1,000 for each committee meeting attended, plus expenses.

     The Company's Equity and Deferred Compensation Plan for Directors (the "1994 Directors' Plan") provides for the issuance of stock options to directors and provides a means by which directors may defer all or a portion of their director fees. The 1994 Directors' Plan, which was approved by shareholders at the 1994 Annual Meeting, replaced the 1987 Stock Option Plan for Directors and the Cash Deferral Plan for Directors.

     The deferred compensation portion of the 1994 Directors' Plan permits directors who are not employees of the Company to defer all or a portion of their director compensation and to then invest such compensation at the Merrill Lynch Corporate Bond Rate or in Reebok Common Stock. Compensation deferred into Reebok Common Stock is converted into stock based on the price of the stock on the first day of the calendar quarter following the quarter in which the fees were deferred. Dividends paid on the Reebok Common Stock are also credited to the director's deferred compensation account.

     Directors who elect to defer their compensation will receive a distribution of their deferred compensation in either a lump sum or in annual installments (at the director's election) on a date specified by the director or on the date on which the director is no longer a member of the Reebok Board of Directors, whichever occurs first. If the deferred compensation is invested at the corporate bond rate, the distribution will be in cash in an amount equal to the deferred compensation plus interest accrued. If the compensation is deferred into Reebok Common Stock, the distribution will be in the form of shares of Reebok Common Stock.

     Under the stock option portion of the 1994 Directors' Plan, each newly elected Eligible Director (as defined below) who is elected to office is granted an option on the date of such election to purchase shares of Reebok Common Stock having an aggregate market value on such date equal to six times the average cash compensation received by all directors in the immediately prior calendar year. An Eligible Director is any director who (i) is not an officer or employee of the Company and is not a holder of more than 5% of the outstanding shares of the Company's Common Stock or a person who is in control of such holder. Upon his election to the Board of Directors on October 4, 1994, Mr. Glavin was granted an option to purchase 4,462 shares at an exercise price of $36.50 under the 1994 Directors' Plan. After the initial grant, on April 28 of each year, beginning April 28, 1995, each Eligible Director is granted an option to purchase shares of Reebok Common Stock having a fair market value on the date of such grant equal to three times the average annual cash compensation received by all directors in the immediately prior calendar year (or a pro rata portion based on the date of his or her election). The exercise price for all options granted under the 1994 Directors' Plan is the fair market value of Reebok Common Stock on the date of the grant. Options become exercisable for one-third of the shares covered thereby on each of the first through third anniversaries of the grant.

     During 1994, prior to the effective date of the 1994 Directors' Plan, Eligible Directors were granted an option to purchase 4,000 shares of Reebok Common Stock pursuant to the 1987 Stock Option Plan for Directors (the "1987 Directors' Plan").
The exercise price of all options granted under the 1987 Directors' Plan is the fair market value of Common Stock on the date of grant, and such options become exercisable for one-third of the shares covered thereby on each of the first through third anniversaries of the date of grant.

     Of the current directors, Messrs. Fireman, Duncan, Duerden and Meers are not Eligible Directors under the 1987 Directors'
Plan or the 1994 Directors' Plan.

     During 1994, Mr. Lee and Mr. Quelch were paid for consulting services to the Company in the amounts of $112,000 and $6,500, respectively.

Beneficial Ownership of Shares

     The following table sets forth certain information with respect to the shares of Common Stock owned on March 15, 1995 by persons owning of record or, to the knowledge of the Company, beneficially 5% or more of the outstanding shares of Common Stock. It also shows ownership by each director and nominee for director, by each executive officer named in the Summary Compensation Table below and by all directors and executive officers of the Company as a group.

                                    Common Stock
                                    Beneficially      Percent
      Name                          Owned (1)        Of Class (2)

Paul B. Fireman (3)(10)............    7,168,156      8.51%
Phyllis Fireman (4)................    5,047,002      5.99%
Jill E. Barad (5)(10)..............       11,389       *
John H. Duerden (10)...............      103,750       *
Paul R. Duncan (10)................      174,468       *
Daniel E. Gill (5)(10).............       16,056       *
William F. Glavin (5)..............          259       *

                                    Common Stock
                                    Beneficially      Percent
      Name                          Owned (1)        Of Class (2)

Bertram M. Lee, Sr. (5)(10)........        7,442       *
Richard G. Lesser (6)(10)..........       34,005       *
William M. Marcus (7)(10)..........      619,686       *
Robert Meers (10)..................       83,030       *
Roberto Muller (8)(10).............       92,829       *
Geoffrey Nunes (10)................       35,199       *
John A. Quelch (5)(10).............       27,762       *

Directors and executive officers
  as a group (16 persons) (9)(10)..    8,543,194      10.14%

* Less than 1%.

(1) Except as otherwise noted, all persons and entities have sole voting and investment power over their shares. All amounts shown in this column include shares obtainable upon exercise of stock options exercisable within 60 days of the date of this table.

(2) Computed on the basis of 84,238,459 shares: 80,885,375 shares outstanding and 3,353,084 shares subject to options exercisable within 60 days of the date of this table.

(3) Excludes 5,047,002 shares, as to which Mr. Fireman disclaims beneficial ownership, that are beneficially owned by Phyllis
     Fireman, his wife.

(4) Excludes 7,168,156 shares, as to which Mrs. Fireman disclaims beneficial ownership, that are beneficially owned by Paul Fireman, her husband.

(5) Includes for the following persons, the shares set forth below, which represent shares deferred pursuant to the 1994 Directors' Plan: Jill E. Barad, 1,057 shares; Daniel E. Gill, 1,057 shares; William F. Glavin 259 shares; Bertram M. Lee, Sr., 543 shares; John A. Quelch, 229 shares.

(6) Excludes 3,576 shares held by Mr. Lesser's wife and child, as to which he disclaims beneficial ownership.

(7) Excludes 29,969 shares held by Mr. Marcus' wife, as to which he disclaims beneficial ownership.

(8) Includes 32,000 restricted shares held by Mr. Muller which are subject to forfeiture by him if certain conditions are not fulfilled.

(9) Excludes the 5,047,002 shares described in note (3) above, the 29,969 shares described in note (7) above and the 3,576 shares described in note (6) above. Excludes 4,400 shares held by an executive officer as custodian for his children under the Uniform Gifts to Minors Act. Includes shares subject to options held by directors and executive officers that are exercisable within 60 days of the date of this table (see note (10) below).

(10) Includes for the following persons, the shares set forth below, which shares are subject to stock options exercisable within 60 days of the date of this table: Paul B. Fireman, 2,000,000 shares; Jill E. Barad, 9,332 shares; John H. Duerden, 103,750 shares; Paul R. Duncan, 160,000 shares; Daniel E. Gill, 13,999 shares; Bertram M. Lee, Sr., 6,899 shares; Richard G. Lesser, 26,999 shares; William M. Marcus, 13,999 shares; Robert Meers 80,000 shares; Roberto Muller, 60,000 shares; Geoffrey Nunes, 33,999 shares; John A. Quelch, 27,333 shares and all directors and executive officers as a group, 2,701,310 shares.


     The address of Mr. and Mrs. Fireman is c/o Reebok
International Ltd., 100 Technology Center Drive, Stoughton,
Massachusetts  02072.

Executive Compensation

     The following table sets forth the aggregate compensation paid or accrued by the Company for services rendered during the years ended December 1992, 1993 and 1994 for the Chief Executive
Officer and each of the Company's four other most highly compensated executive officers:

                        SUMMARY COMPENSATION TABLE

                                Annual Compensation
                                ___________________

                                                       Other
                                                       Annual
Name and                                               Compen-
Principal Position    Year   Salary ($)    Bonus ($)   sation($)
__________________    ____   __________    _________   _________

Paul B. Fireman       1994   $1,000,012    $1,000,000     --
  President and Chief 1993    1,000,012       650,000     --
  Executive Officer   1992    1,019,243       585,000     --

John H. Duerden       1994      582,716       276,429  $159,081<3>
  Executive Vice      1993      500,000       415,500   118,017<3>
  President           1992      509,616       323,000     4,986<3>

Paul R. Duncan        1994      582,716       525,000     --
  Executive Vice      1993      500,000       357,500     --
  President and Chief 1992      506,766       325,000     --
  Financial Officer

Robert Meers          1994      437,019       135,000     --
  Executive Vice      1993      370,673        91,406     --
  President           1992      356,250       113,750     --

Roberto Muller        1994      437,019       135,000    81,007<7>
  Executive Vice      1993      368,007       215,625    70,054<7>
  President           1992      296,346       119,763     --


                            Long Term Compensation
                            ______________________
                                    Awards
                            ______________________

                                        Securities  All
                            Restricted  Underlying  Other
Name and                    Stock       Options/    Compen-
Principal Position   Year   Awards ($)  SARs (#)    sation($)
__________________   ____   __________  __________  _________

Paul B. Fireman      1994    None        None       $68,786<1><2>
 President and Chief 1993    None        None       230,813<1><2>
 Executive Officer   1992    None        None        93,089<1><2>

John H. Duerden      1994    None        None        26,504 <4>
 Executive Vice      1993    None        25,000      93,442 <4>
 President           1992    None        None        49,635 <4>

Paul R. Duncan       1994    None        None        16,412 <5>
 Executive Vice      1993    None        25,000      76,885 <5>
 President and Chief 1992    None        None        38,017 <5>
Financial Officer

Robert Meers         1994    None        None        16,412 <6>
 Executive Vice      1993    None        25,000      42,863 <6>
 President           1992    None        None        25,854 <6>

Roberto Muller       1994    None<8>     None        16,412 <9>
 Executive Vice      1993    $924,000    25,000      28,540 <9>
 President           1992    None       100,000      None
_________________


<1>  Includes contributions by the Company on behalf of Mr.
     Fireman as follows:  for 1994, $16,412 to the Company's
     Savings and Profit Sharing Retirement Plan (the "Profit
     Sharing/Savings Plan"); for 1993, $15,940 to the Profit
     Sharing/Savings Plan and $189,478 in credits allocated to Mr. Fireman's account under the Company's Excess Benefits
     Plan; for 1992, $15,475 to the Profit Sharing/Savings Plan and $57,234 in credits allocated to Mr. Fireman's account under the Excess Benefits Plan. Mr. Fireman is 100% vested in these contributions and allocations.

<2>  Includes $52,374 for 1994, reflecting the present value of the economic benefit to Mr. Fireman of the portion of the premium paid by the Company during 1994 ($1,107,115) with respect to the split-dollar life insurance agreement (see
     "Employee Agreements" below for a description of such agreement), based on the time period between the date on which the premium was paid by the Company and May 30, 1995, which, as of March 30, 1995, is the earliest date on which the Company could terminate the agreement and receive a refund, without interest, of the premium it paid. Includes
     $25,395 for 1993 and $20,380 for 1992, as reported in the Company's 1993 and 1992 Proxy Statements, respectively, reflecting the present value of the economic benefit to Mr.
     Fireman of the premium paid during 1993 and 1992 ($966,862 and $717,146, respectively) with respect to the same agreement, calculated on the same basis.

<3>  Includes: for 1994, $38,620 reimbursement for expenses
     associated with a relocation from the U.K. to the U.S., $113,461 for reimbursement to Mr. Duerden for a loss on the sale of his U.S. residence in connection with his relocation from the U.S. to the U.K. and $7,000 for car allowance; for 1993, $19,314 for the use of a Company car by Mr. Duerden, and $98,703 representing reimbursement for expenses associated with a relocation from the U.S. to the U.K.; and for 1992, $4,986 reflects compensation attributable to Mr.
     Duerden as a result of an interest free loan received by him.

                                7

<4>  Includes contributions by the Company on behalf of Mr.
     Duerden as follows:  for 1994, $16,412 to the Profit
     Sharing/Savings Plan and $10,092 for life insurance; for 1993, $15,940 to the Profit Sharing/Savings Plan, $68,396 in credits allocated to Mr. Duerden's account under the Excess
     Benefits Plan and $9,106 for life insurance; for 1992, $15,475 to the Profit Sharing/Savings Plan, $27,048 in credits allocated to Mr. Duerden's account under the Excess
     Benefits Plan and $7,112 for life insurance. Mr. Duerden is 100% vested in the contributions and allocations to the Profit Sharing/Savings Plan and the Excess Benefits Plan.

<5>  Includes contributions by the Company on behalf of Mr.
     Duncan as  follows:  for 1994, $16,412 to the Profit
     Sharing/Savings Plan; for 1993, $15,940 to the Profit
     Sharing/Savings Plan and $60,945 in credits allocated to Mr.
     Duncan's account under the Excess Benefits Plan; for 1992,
     $15,475 to the Profit Sharing/Savings Plan and $22,542 in credits allocated to Mr. Duncan's account under the Excess
     Benefits Plan. Mr. Duncan is 100% vested in these contributions and allocations.

<6>  Includes contributions by the Company on behalf of Mr. Meers as follows:  for 1994, $16,412 to the Profit Sharing/Savings
     Plan; for 1993, $15,940 to the Profit Sharing/Savings Plan and $26,923 in credits allocated to Mr. Meers' account under the Excess Benefits Plan; for 1992, $15,475 to the Profit
     Sharing/Savings Plan and $10,379 in credits allocated to Mr.
     Meers' account under the Excess Benefits Plan.  Mr. Meers is
     100% vested in these contributions and allocations.

<7>  Includes amounts representing reimbursement for housing expenses incurred by Mr. Muller in connection with his maintaining an apartment in Massachusetts as follows: for 1994, $69,007; for 1993, $58,054 and for 1992, $37,098.
     Also includes amounts for car allowance:  for 1994, $12,000;
     for 1993, $12,000; and for 1992, $11,000.

<8>  As of December 31, 1994, Mr. Muller held 32,000 shares of restricted Common Stock granted to him on December 15, 1993 under the 1994 Equity Incentive Plan. The fair market value of such shares on December 31, 1994 was $1,264,000. Cash dividends declared by the Company on its Common Stock are paid to Mr. Muller with regard to these restricted shares.

<9>  Includes contributions by the Company on behalf of Mr.
     Muller as follows: for 1994, $16,412 to the Profit
     Sharing/Savings Plan; for 1993, $15,940 to the Profit
     Sharing/Savings Plan and $12,600 in credits allocated to Mr.
     Muller's account under the Excess Benefits Plan. Mr. Muller is 40% vested in these contributions and allocations.


     The following table sets forth aggregated option exercises in 1994 and option values as of December 31, 1994 for the Chief
Executive Officer and each of the four other most highly compensated executive officers:


                    AGGREGATED OPTION/SAR EXERCISES IN 1994
                 AND OPTION/SAR VALUES AS OF DECEMBER 31, 1994

                                                 Number of
                                                 Securities          Value of
                                                 Underlying       Unexercised
                                                 Unexercised     In-the-Money
                                                 Options/SARs    Options/SARs
                                                 at 12/31/94(#)  at 12/31/94($)
                                                 ______________  ______________
                  Shares
                  Acquired         Value         Exercisable/    Exercisable/
Name              on Exercise (#)  Realized ($)  Unexercisable   Unexercisable
____              _______________  ____________  _____________   _____________
Paul B. Fireman        None              0         2,000,000/     $43,490,000/
                                                     500,000       10,565,000

John H. Duerden        None              0           203,750/       4,905,381/
                                                      35,000          522,525

Paul R. Duncan        93,750        $2,517,012       160,000/       3,432,000/
                                                      35,000          522,525

Robert Meers           None              0            80,000/       1,875,500/
                                                     100,000        1,193,750

Roberto Muller         None                0          40,000/          80,400/
                                                      85,000          141,450


Employee Agreements

     Mr. Fireman has a Stock Option Agreement with the Company pursuant to which he received in 1990 a grant of options to purchase 2.5 million shares of the Company's Common Stock at exercise prices ranging from $17.32 to $18.37 per share, which become exercisable in stages over a five-year period ending July 24, 1995. Options to purchase 2,000,000 shares are currently exercisable pursuant to this grant. The options will remain exercisable until July 24, 2000, as long as (i) Mr. Fireman remains available to serve the Company as an employee, director or consultant, and (ii) Mr. Fireman does not compete with the Company in any manner.

     The Company entered into a split-dollar insurance agreement as of September 25, 1991 with a trust established by Paul Fireman, pursuant to which the Company and that trust will share in the premium costs of a whole life insurance policy that pays a death benefit of not less than $50 million upon the death of Paul Fireman, age 51 or Phyllis Fireman, age 50 (whichever occurs later). The Company pays that portion of each annual policy premium that, in general terms, equals the annual increase in the cash value of the policy. The Company may cause the agreement to be terminated and the policy to be surrendered at any time upon 60 days prior notice. Upon surrender of the policy or payment of the death benefit thereunder, the Company is entitled to repayment of an amount equal to the cumulative premiums previously paid by the Company, with all remaining payments to be made to the Fireman trust. See footnote (2) to the "Summary Compensation Table" above for further information on premium payments made by the Company under this policy.

     The Company has an employment agreement with Mr. Duerden, which was effective December 19, 1991 and which automatically continues thereafter for continuously renewing three-year periods until December 31, 2000, unless otherwise terminated or renewed by mutual agreement. Mr. Duerden's agreement includes a pension program which, subject to certain vesting provisions, provides a pension for the balance of his life equal to two-thirds of his average base salary (his base salary appears under "Salary" in the "Summary Compensation Table" above) over the final three years of his employment (reduced by amounts receivable by him from certain other pensions, profit sharing accounts and Social Security) and to begin on the later of his last date of employment or attainment of age 60. Mr. Duerden's entitlement to this pension program will vest in increments of 1/12 for each full year of employment from October 1, 1988. He currently has six years of service with the Company and is 50% vested.

     The following table shows the estimated annual benefits payable upon retirement to Mr. Duerden assuming the various years of service and salary classifications set forth in the table and no reduction by amounts receivable by him from certain other pension accounts, profit sharing accounts and Social Security:

                          Pension Plan Table

                           Years of Service
                            6           9           12
          Remuneration
          $530,777       $176,926    $265,389    $353,851

           580,000        193,333     290,000     386,666

           630,000        210,000     315,000     420,000

           680,000        226,666     340,000     453,333

           730,000        243,333     365,000     486,666


     If Mr. Duerden's employment is terminated by the Company other than for cause, he would be entitled to receive his base salary for the remainder of the term of the agreement and any annual incentive compensation (pro-rated) for the year in which the termination occurs. In addition, any stock options exercisable within one year of his last date of employment would become immediately exercisable. If Mr. Duerden's employment is voluntarily terminated or terminated for cause, he will be entitled to receive his base salary only through his termination date. In addition, upon voluntary termination: if he leaves no earlier than the public announcement of year-end audited consolidated results for the prior fiscal year, he will receive monthly payments of 1/2 his monthly base salary for consulting services until the end of the fiscal year in which his employment is terminated, and if he leaves no earlier than May 1 of the fiscal year in which his employment is terminated, he also would be entitled to any stock options which become exercisable during such fiscal year.

     The Company has change of control agreements with Mr. Duncan and Mr. Duerden providing for certain compensation and benefits in the event of the termination of their employment with the Company following a "change in control" of the Company (as defined in the respective agreements). In the agreement with Mr. Duerden, a "change in control" does not include one which is initiated by Company management, while in the agreement with Mr. Duncan it does. In each agreement, if the executive's employment with the Company were to terminate within 12 months following a change in control either on an involuntary basis (other than as a result of death, total disability, retirement, commission of a felony or conviction of a crime involving moral turpitude) or, in the agreement with Mr. Duerden, in the event of a voluntary termination following a downgrading of title, responsibilities or compensation, and in the agreement with Mr. Duncan in the event of any voluntary termination, then the Company will pay to the executive a lump-sum cash payment equal to four times the aggregate of his then current annual base salary and his cash bonus for the most recent calendar year ended before the change in control. In addition, all of the executive's outstanding stock options, restricted shares and other incentive rights and interests will become immediately and fully vested and exercisable. The executive's dependents will also continue to participate fully at the expense of the Company in all accident and health plans provided by the Company immediately prior to the change in control, or receive substantially equivalent coverage, for the year following his termination. In addition, the agreements provide that the executive will be reimbursed by the Company for any legal fees incurred by him as a result of the termination of his employment. Receipt by the executive of the foregoing benefits is subject to his willingness to remain in the employ of the Company or its successor for at least six months after the change in control to assist in the transition. Mr. Duncan and Mr. Duerden are also required not to leave voluntarily the employ of the Company in the event that any person or entity initiates a change in control until such time as the effort terminates or the change in control is completed. Mr. Duerden must choose either the benefits of this agreement or the employment agreement mentioned above, in the event both are applicable.

     The above description is only a summary of the agreements which the Company has with its various executive officers and is qualified in its entirety by the actual agreements, copies of which have been filed as Exhibits to the Company's Annual Reports on Form 10-K.

Report of Compensation Committee
on Executive Compensation

     The Compensation Committee has submitted the following report:

     The Committee currently consists of Geoffrey Nunes, Chairman, Daniel E. Gill, and Jill E. Barad. Its responsibilities include setting the compensation level for the Chief Executive Officer and reviewing compensation levels for all other executive officers of the Company. Compensation for these individuals is established by the Chief Executive Officer. The Committee also functions as the stock option committee, and in that capacity grants all stock options to executive officers.

     Reebok's Chief Executive Officer, Paul Fireman, had a base salary in 1994 of $1,000,000 and was eligible for a bonus for 1994 with a target of 100% of base salary. Mr. Fireman's salary and bonus target were established in 1990 and have not been changed since that time.

     For 1994, the Committee made a subjective decision to award Mr. Fireman a bonus of $1,000,000 (100% of target bonus). The Committee decided to award the full target bonus because the Company met its 1994 profit target, which had been reviewed in advance by the Board of Directors. By prior arrangement, Mr. Fireman has agreed to defer receipt of this bonus until he is no longer an employee of the Company in order to preserve its deductibility for U.S. income tax purposes.

     The Committee reviews the compensation for all executive officers other than the Chief Executive Officer on an annual basis. The Committee met in February 1994 to review base salary levels, target bonus levels, and the executive bonus plan for 1994 and made a subjective judgment that compensation levels for the executive officers were neither unduly high nor unduly low. While survey data had been considered by the Committee in reviewing 1993 compensation levels, as described in last year's Compensation Committee Report, new survey data was not considered by the Committee in its review of 1994 compensation levels. The Committee believes that it had sufficient collective knowledge to make an appropriate judgment concerning compensation levels without new survey data.

     The Committee met again in March 1995 to review the executive officer compensation program for 1995. While 1995 compensation will not be addressed in this report, the Committee notes that its review of survey data in connection with the 1995 executive officer total compensation program supports its conclusion that 1994 compensation levels were within an appropriate range. The Committee intends to review survey data on an annual basis in the future.

     The Committee also reviewed actual bonus awards to the executive officer group for both calendar year 1993 and 1994 at its March 1995 meeting. These awards were neither unduly high nor unduly low, in the Committee's subjective judgment, based on the annual incentive plans in effect and the Company's financial performance during these two calendar years.

     The Committee has granted stock options to executive officers to provide long-term performance related incentives that link rewards directly to shareholder gains over a multi-year period. No options were granted to the executive officers during calendar year 1994 because the Committee decided to change the time at which such awards would be considered from December (as has been its usual practice) of 1994 to March 1995 in order to have better information concerning the Company's financial performance for the year and the contribution of the executive officers to such performance.

     In adopting and administering executive compensation plans and arrangements, the Committee considers whether the deducti-

bility of such compensation will be limited under Section 162(m) of the Internal Revenue Code and, in appropriate cases, will strive to structure such compensation so that any such limitation will not apply.


                           Geoffrey Nunes, Chairman
                           Jill E. Barad
                           Daniel E. Gill

Performance Graph

     The following graph demonstrates a five year comparison of cumulative total returns for the Company's Common Stock, the Standard & Poor's 500 Stock Index, and the Standard & Poor's Shoes and Textile Apparel Manufacturers Indices* from December 31, 1989 to December 31, 1994. The graph assumes an investment of $100 on December 31, 1989 in each of the Company's Common Stock and the stocks comprising the Standard & Poor's 500 Stock Index and the Standard & Poor's Shoes and Textile Apparel Manufacturers Indices. Each of the indices assumes that all dividends were reinvested.



                Base           December Indexed Returns
                ($)                  (Dollars)
Company/Index
Name            1989   1990     1991     1992     1993     1994
Reebok
International
Ltd.            100     61.93   180.31   186.96   166.70   221.40
S&P 500 Index   100     96.89   126.42   136.05   149.76   151.74
Shoes           100    101.72   209.62   226.17   159.05   215.84
Textiles        100     86.98   139.50   148.50   112.28   109.97


-----------------------


* The Standard & Poor's Shoes and Textile Apparel Manufacturers Indices were selected in order to compare the Company's performance with companies in each of the two primary lines of business in which the Company is engaged. The indices do not, however, include all of the Company's competitors, nor all product categories and lines of business in which the Company is engaged.

     The following graph demonstrates a comparison of cumulative total returns for the Company's Common Stock, the Standard & Poor's 500 Stock Index, and the Standard & Poor's Shoes and Textile Apparel Manufacturers Indices from July 26, 1985, the date of the Company's initial public offering, through December 31, 1994, and was prepared in the same manner as the five year performance graph. This graph is included to show the Company's historical stock performance for the entire period since the Company's stock first became publicly traded.




                           December Indexed Returns
                                    (Dollars)
             Base
Company/     ($)
Index Name   7-26-85 1985    1986    1987    1988    1989    1990     1991     1992   1993   1994
Reebok
International
Ltd.           100   139.14  348.43  320.61  377.96  597.60  370.08  1077.50  1117.30 996.17  1323.11
S&P 500 Index  100   112.05  132.91  139.79  163.01  214.66  208.00   271.37   292.04 321.48   325.72
Shoes          100   112.27  121.99  114.82  182.58  284.03  288.90   595.37   642.39 451.76   613.04
Textiles       100   120.88  173.32  139.73  158.19  208.41  181.28   290.74   309.49 234.00   229.18


Transactions with Management and Affiliates

     Mr. Duerden received a mortgage loan from the Company in May 1994 which bears interest at the rate of 6.75% per annum for the purchase of a residence in connection with his relocation from the U.K. to the United States. The largest aggregate principal amount of the loan outstanding since January 1, 1994 was $350,000 plus accrued interest.

     Mr. Muller received a loan in July 1993 in the amount of $350,000 which bears interest at the rate of 6% per annum. The largest aggregate principal amount of the loan outstanding since
January 1, 1994 was $350,000 plus accrued interest.

     In connection with his relocation from California to Massachusetts, the Company leases a house to Angel Martinez, an Executive Vice President of the Company, for a period expiring October 31, 1995. Mr. Martinez is not required to pay rent to the Company while he continues to bear the carrying costs of his California residence and remains employed by the Company. The fair market value of the monthly rent for such residence is believed to be approximately $5,000. Mr. Martinez has an option to purchase the residence during the term of the lease for a price equal to the amount paid by the Company for the residence, including certain renovations, plus the depreciated value of certain furnishings purchased for the residence by the Company and closing costs paid by the Company in connection with the purchase of the residence. If Mr. Martinez sells his California residence or is no longer employed by the Company, the option to purchase and the lease will automatically terminate.

     Steve Fireman, the brother of Paul Fireman, is employed by the Company. During 1994, Steve Fireman was a senior executive with responsibility for Boks casual footwear. He is currently employed by the Company in a corporate staff position. He received compensation and benefits equivalent to that of other employees of the Company holding similar positions and his compensation is reviewed annually by the Compensation Committee.

                             OTHER INFORMATION

Compliance with Section 16(a) of the Securities Exchange Act of
1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file initial reports of ownership and reports of changes in ownership with the SEC and the New York Stock Exchange. Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, all required
Section 16(a) filings were made.

Audit Matters

     Ernst & Young LLP has been selected to audit the consolidated financial statements of the Company for the year ended December 31, 1995, and to report the results of their audit to the Audit Committee of the Board of Directors.

     A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement if he desires to do so and to respond to appropriate questions from shareholders.

Shareholder Proposals

     Proposals of shareholders submitted for consideration at the Annual Meeting of Shareholders in 1996 must be received by the Company no later than November 30, 1995.

Other Business

     The Board of Directors knows of no business that will come before the meeting for action except as described in the accompanying Notice of Meeting. However, as to any such business, the persons designated as proxies will have discretionary authority to act in their best judgment.

Form 10-K

     A COPY OF REEBOK'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE WITHOUT CHARGE BY WRITING TO: OFFICE OF INVESTOR RELATIONS, REEBOK INTERNATIONAL LTD., 100 TECHNOLOGY CENTER DRIVE, STOUGHTON, MASSACHUSETTS 02072.

March 30, 1995

                ANNUAL MEETING OF REEBOK INTERNATIONAL LTD.

                                May 2, 1995

     The undersigned hereby constitutes and appoints PAUL R. DUNCAN and JOHN B. DOUGLAS III, or either of them with power of substitution to each, proxies to vote and act at the Annual Meeting of Shareholders to be held at Silver Auditorium, Sachar International Center, Brandeis University, 415 South Street, Waltham, Massachusetts on May 2, 1995 at 10:00 a.m., and at any adjournments thereof, upon and with respect to the number of shares of Common Stock of the Company as to which the undersigned may be entitled to vote or act. The undersigned instructs such proxies, or their substitutes, to vote in such manner as they may determine on any matters which may come before the meeting, all as indicated in the accompanying Notice of Meeting and Proxy Statement, receipt of which is acknowledged, and to vote on the following as specified by the undersigned. All proxies heretofore given by the undersigned in respect of said meeting are hereby revoked.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. Unless otherwise specified in the boxes provided on the reverse side hereof, this proxy will be voted IN FAVOR of all nominees for director and in the discretion of the named proxies as to any other matter that may come before the meeting or any adjournments thereof.

        CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE  SEE REVERSE
                                                          SIDE

(X) Please mark
    votes as in
    this example.
PLEASE DO NOT FOLD THIS PROXY

1.  Election of Class II Directors

The undersigned hereby GRANTS authority to elect as Class II directors the following nominees:

Nominees:  Paul R. Duncan, William F. Glavin,
           Richard G. Lesser, William M. Marcus

                      FOR        WITHHELD
                     (  )          (  )

(  ) __________________________________________
     For all nominees except as noted above



                                             MARK HERE   (  )
                                            FOR ADDRESS
                                            CHANGE AND
                                            NOTE AT LEFT

Please sign exactly as your name(s) appear hereon. When signing as attorney, executor, administrator, trustee, or guardian, please sign your full title as such. Each joint owner should sign.


Signature: _____________________________   Date _________________

Signature: _______________________________ Date _________________